UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 10, 2011, Celgene Corporation (the “Company”) announced that it reviewed 2010 achievements and provided an outlook for 2011 at the J.P. Morgan 29th Annual Healthcare Conference. Preliminary 2010 unaudited results indicate that non-GAAP total revenue will increase by approximately 34 percent to approximately $3.6 billion. Non-GAAP diluted earnings per share are expected to increase nearly 35% to approximately $2.80. The Company will report its 2010 full-year financial results on Thursday, January 27, 2011.

In 2011, non-GAAP total revenue is expected to increase approximately 25 percent year-over-year to a range of $4.4 to $4.5 billion, and non-GAAP diluted earnings per share are expected to increase approximately 20 percent to a range of $3.30 to $3.35.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, is furnished solely pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 8.01 OTHER EVENTS

On January 10, 2011, the Company announced that its Board of Directors has authorized the repurchase of up to an additional $500 million of the Company’s common stock to an existing share repurchase program and extended the repurchase period to December 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 – Press Release dated January 10, 2011

This exhibit is furnished pursuant to Items 2.02 and 8.01 and shall not be deemed to be “filed.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: January 10, 2011	By:	/s/ Jacqualyn A. Fouse
Name: Jacqualyn A. Fouse Title: Senior Vice President and Chief Financial Officer